QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on September 20, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
Under
The Securities Act of 1933

Shutterstock, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7389 (Primary Standard Industrial Classification Code Number)	80-0812659 (I.R.S. Employer Identification Number)

60 Broad Street, 30th Floor
New York, NY 10004
(646) 419-4452
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Jonathan Oringer
Chief Executive Officer
Shutterstock, Inc.
60 Broad Street, 30th Floor
New York, NY 10004
(646) 419-4452
(Name, address including zip code, and telephone number including area code, of agent for service)

Copies to:

Brian B. Margolis, Esq. Stephen C. Ashley, Esq. Orrick, Herrington & Sutcliffe LLP 51 West 52nd Street New York, NY 10019 (212) 506-5000	Gregory B. Astrachan, Esq. Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, NY 10019 (212) 728-8000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-190805

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee

Common Stock, par value $0.01 per share	690,000	$56.98	$39,316,200	$5,363

(1)
Includes 90,000 shares of Common Stock issuable upon exercise of the Underwriters' option to purchase additional shares.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low sales prices of the Registrant's Common Stock as reported by the New York Stock Exchange on September 13, 2013. The Registrant previously registered 4,600,000 shares of its Common Stock at a proposed maximum aggregate offering price of $276,345,000 on a Registration Statement on Form S-1 (File No. 333-190805), which was declared effective by the Securities and Exchange Commission on September 19, 2013. In accordance with Rule 462(b) under the Securities Act, an additional 690,000 shares having a proposed maximum aggregate offering price of $39,316,200 are hereby registered, which includes shares issuable upon exercise of the Underwriters' option to purchase additional shares.

          This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        This Registration Statement is being filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of common stock of the Registrant contemplated by the Registration Statement on Form S-1, as amended (File No. 333-190805), originally filed by the Registrant on August 23, 2013 (the "Prior Registration Statement"), and is being filed for the sole purpose of registering additional securities of the same class as were included in the Prior Registration Statement. The contents of the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on September 19, 2013.

SHUTTERSTOCK, INC.
By:	/s/ TIMOTHY E. BIXBY Timothy E. Bixby Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Jonathan Oringer	Founder, Chief Executive Officer and Director	September 19, 2013
* Thilo Semmelbauer	President and Chief Operating Officer (Principal Executive Officer)	September 19, 2013
/s/ TIMOTHY E. BIXBY Timothy E. Bixby	Chief Financial Officer (Principal Financial and Accounting Officer)	September 19, 2013
* Steven Berns	Director	September 19, 2013
* Jeff Epstein	Director	September 19, 2013
* Tom Evans	Director	September 19, 2013
* Jeffrey Lieberman	Director	September 19, 2013
* Jon Miller	Director	September 19, 2013

*By:	/s/ TIMOTHY E. BIXBY Timothy E. Bixby Attorney-in-Fact

        The Power of Attorney granted by each officer and director was filed as an exhibit to the Prior Registration Statement.

 EXHIBIT INDEX

Exhibit Number		Description
5.1		Opinion of Orrick, Herrington & Sutcliffe LLP.
23.1		Consent of PricewaterhouseCoopers LLP.
23.2		Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).
24.1	*	Power of Attorney.

*
Incorporated by reference from the Prior Registration Statement.

QuickLinks

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
SIGNATURES
EXHIBIT INDEX